CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to this firm in the registration statement on Form 20-F of Dragon Jade International Limited and to our report dated September 16, 2008 with respect to the financial statements of  Kash Strategic Ltd. as of and for the three fiscal years ended March 31, 2008.

Lake Saint Louis, MO 63367	GRUBER & COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS
Date: April 27, 2009